UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2013, Majesco Entertainment Company (the “Company”) entered into the Second Amendment (the “Second Amendment”), with Nintendo of America Inc. (“Nintendo”), to the Confidential License Agreement for the Wii Console (Western Hemisphere), effective February 21, 2007, by and between Nintendo and the Company (the “Agreement”). The Second Amendment is effective on February 20, 2013 and was entered into to extend the term of the Agreement to February 20, 2016. All other terms and conditions of the Agreement, as previously disclosed, remain in full force and effect.

The foregoing description of the Second Amendment is qualified in its entirety by the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description
10.1	Second Amendment to the Confidential License Agreement for the Wii Console, effective February 20, 2013, by and between Nintendo of America Inc. and Majesco Entertainment Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: February 21, 2013

/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
10.1	Second Amendment to the Confidential License Agreement for the Wii Console, effective February 20, 2013, by and between Nintendo of America Inc. and Majesco Entertainment Company